                                                                     Exhibit 2.2


                                AMENDMENT NO. 1
                                       TO
                      PURCHASE AND CONTRIBUTION AGREEMENT


     This Amendment, dated as of August 18, 1999, amends the Purchase and Contribution Agreement (the "Agreement"), dated as of June 29, 1999, by and among Compaq Computer Corporation, a Delaware corporation ("Compaq"), Digital Equipment Corporation, a Massachusetts corporation and a wholly owned subsidiary of Compaq ("Digital"), AltaVista Company, a Delaware corporation and a wholly owned subsidiary of Digital ("AV"), CMGI, Inc., a Delaware corporation ("CMGI"), and Zoom Newco Inc., a Delaware corporation and a wholly owned subsidiary of CMGI ("Newco").

     WHEREAS, the parties to the Agreement desire to amend the Agreement in order to provide for the transfer of certain assets from Digital and Compaq to AltaVista Limited, an Irish corporation and an indirect wholly owned subsidiary of Newco, and to make other changes to the Agreement;

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

     1. Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

           1.1  Purchase and Sale of Assets.  Subject to and upon the terms and
                ---------------------------
     conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), Digital or Compaq shall sell, transfer, convey, assign and deliver to CMGI, and CMGI shall purchase from Digital or Compaq, such number of shares of capital stock of Shopping.com, a California corporation ("SDC"), and, if necessary, such number of shares of capital stock of Zip2 Corp., a California corporation ("ZIP2") (collectively, the "Digital Assets"), as have an aggregate fair market value, as of the Closing, as determined by Valuation Counselors, equal to $220,000,000. In consideration for the Digital Assets, CMGI shall deliver to Compaq or Digital, as directed, a promissory note, on substantially the terms set forth on Exhibit A attached hereto, in the principal amount of $220,000,000.

     2. Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

           1.2  Contributions by CMGI and Digital; Purchase by AV Irish.
                --------------------------------------------------------
     Subject to and upon the terms and conditions of this Agreement, at the Closing, immediately following the consummation of the transaction contemplated by Section 1.1:

               (a) CMGI shall contribute to Newco (i) the Digital Assets, (ii) 18,994,975 shares of common stock, par value $0.01, of CMGI ("CMGI Common Stock"), and (iii) 18,090.45 shares of preferred stock of CMGI to be designated as Series D Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), which shall have the rights and preferences described on Exhibit B attached hereto, in exchange for the issuance by Newco to CMGI of 81,495,016 shares of common stock, par value $0.01 per share, of Newco ("Newco Common Stock"); and

               (b) Compaq and Digital shall contribute to Newco (i) the properties, assets and other rights and interests to be transferred pursuant to the Domestic Assignment Agreement attached hereto as Exhibit C-1 (the "Domestic Assignment Agreement") and (ii) all of the outstanding shares of capital stock of SDC and ZIP2 not owned by Newco, if any, after giving effect to the transaction described in Sections 1.1 and 1.2(a) (collectively, the "Domestic Assigned Assets"), in exchange for (A) the issuance by Newco to Digital or Compaq, as directed, of 18,504,884 shares of Newco Common Stock, (B) the transfer by Newco to Digital or Compaq, as directed, of such number of shares of CMGI Common Stock as is equal to 18,994,975 minus the International Share Amount (as defined in Section 1.2(c) below), and (C) the transfer by Newco to Digital or Compaq, as directed, 18,090.45 shares of Series D Preferred Stock; and

               (c) Compaq and Digital shall sell, transfer, convey, assign and deliver, and CMGI shall cause Kasempa Limited, an Irish single-member private company and indirect subsidiary of CMGI ("AV Irish"), to purchase, the properties, assets and other rights and interests to be sold, transferred, conveyed, assigned and delivered pursuant to the International Assignment Agreement attached hereto as Exhibit C-2 (the "International Assignment Agreement", and together with the Domestic Assignment Agreement, the "Assignment Agreement") (such properties, assets and other rights and interests, the "International Assigned Assets", and together with the Domestic Assigned Assets, the "Assigned Assets"), in exchange for the transfer by AV Irish to Digital or Compaq, as directed, of such number (rounded to the nearest whole number) of shares of CMGI Common Stock as is equal to (i) the aggregate fair market value, as of the Closing, as determined by Valuation Counselors, of the International Assigned Assets divided by (ii) the closing price per share of CMGI Common Stock on the trading day that is two trading days prior to the Closing

     Date (such number of shares of CMGI Common Stock, the "International Share Amount").

     3. Section 1.3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

          (c) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of Newco immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of AV. The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of Newco immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of AV.

     4. Section 7.2(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

          (e) Assignment Agreements.  The Domestic Assignment Agreement and the
              ---------------------
     International Assignment Agreement shall have been executed and delivered by Compaq.

     5. Section 7.3(f) of the Agreement is hereby deleted in its entirety and replaced with the following:

          (f) Assignment Agreements.  The Domestic Assignment Agreement shall
              ----------------------
     have been executed and delivered by Newco. The International Assignment Agreement shall have been executed and delivered by AV Irish.

     6. Except as expressly amended herein, the Agreement shall remain in full force and effect.



                      the next page is the signature page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              CMGI, INC.


                              By: /s/ Andrew J. Hajducky III
                                 ---------------------------------
                                    Andrew J. Hajducky III
                                    Executive Vice President

                              COMPAQ COMPUTER CORPORATION

                              By: /s/ William D. Strecker
                                 -------------------------------------
                                    William D. Strecker
                                    Senior Vice President

                              DIGITAL EQUIPMENT CORPORATION

                              By: /s/ Linda S. Auwers
                                 ----------------------------------------
                                    Linda S. Auwers
                                    Vice President & Assistant
                                    Secretary/Assistant Clerk

                              ALTAVISTA COMPANY


                              By: /s/ Kenneth R. Barber
                                 --------------------------------------
                                    Kenneth R. Barber
                                    Vice President

                              ZOOM NEWCO INC.


                              By: /s/ Andrew J. Hajducky III
                                 ---------------------------------
                                    Andrew J. Hajducky III
                                    Vice President



    signature page to amendment no. 1 to purchase and contribution agreement